Morgan Stanley Income Builder Fund
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts


                                                                     Citigroup,
The Chubb                                                             Goldman
Corporatio  06/18/  13,500   $59.50 $803,250   3,600  0.027%   0.12   Sachs &
    n         03     ,000             ,000                      6%      Co,
                                                                      Merrill
                                                                      Lynch &
                                                                      Co, Bear
                                                                     Stearns &
                                                                      Co Inc,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                      , Morgan
                                                                      Stanley
                                                                        and
                                                                      Wachovia
                                                                     Securities



                                                                     Citigroup,
                                                                       Morgan
  First                                                               Stanley,
  Energy    09/12/  28,000    $30   $840,000  18,700  0.067%   0.32   Barclays
Corporatio    03     ,000             ,000                      9%    Capital,
    n                                                                JP Morgan,
                                                                      Wachovia
                                                                     Securities
                                                                       , BNY
                                                                      Capital
                                                                      Markets
                                                                        Inc,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                      Boston,
                                                                       Lehman
                                                                      Brothers
                                                                      and UBS
                                                                     Investment
                                                                        Bank